EXHIBIT 10.21

SUBLICENSE AGREEMENT

This Sublicense Agreement (this “Agreement”) is dated as of January 31, 2017 (“Effective Date”), by and among ACCUREXA INC., a company incorporated in the Republic of the Marshall Islands (“Accurexa”) and CNMRGS Inc., a private company incorporated in the British Virgin Islands (“CNM”).  Each of Accurexa and CNM is referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

A.

Accurexa entered into an exclusive license agreement (“UCSF License”) with the Regents of the University of California acting through its Office of Innovation, Technology, and Alliances, University of California San Francisco (“UCSF”) in regards to the exclusive licensing of a medical stereotactic device for the delivery of therapeutics to the human brain, characterized as “Microinjection Brain Catheter”, a.k.a. BranchPoint device ("Invention") on September 16, 2014.  The invention was claimed in U.S. Patent Application No. PCT/US2013/052301, Microinjection Catheter; UC Case No. SF2012-063 (“Patent Rights”).

B.

Accurexa desires to sublicense to CNM and CNM desires to sublicense from Accurexa the UCSF License upon the terms, provisions, and conditions and for the consideration hereinafter set forth.

C.

The Board of Directors of each of Accurexa and CNM has determined that it is desirable to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby represent, warrant, covenant, and agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.

Sublicense.  Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, at the Closing (as defined below), Accurexa hereby sublicenses the UCSF License to CNM subject to the conditions set forth herein, and CNM agrees to sublicense the UCSF License from Accurexa for the consideration hereinafter set forth.

1.2.

Consideration.  On the Effective Date, CNM shall assume as a sublicensee all rights and obligations of the UCSF License from Accurexa and will pay Accurexa an Earned Royalty of thirty five percent (35%) of the Net Sales of Sublicensed Product or Sublicensed Method, as described in the UCSF License.  Furthermore, CNM will assume all obligations that arise from the promissory note in the amount of $200,000 and at an interest rate of 5.00% per annum that was issued to the Lim Development Group by Accurexa on January 12, 2015.

1.3.

Closing Deliveries.  (a) Upon execution of this Agreement (the “Closing”), Accurexa shall deliver or cause to be delivered to CNM the following (the “Deliverables”): (i) all BranchPoint prototypes and device inventories, if any, and (ii) all device specifications, drawings and test data.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES BY ACCUREXA

Accurexa represents and warrants as follows to CNM .

2.1.

Organization, Standing and Power.  Accurexa is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Accurexa (as defined below).  Accurexa is duly qualified to do business in the jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement.

2.2.

Authority; Execution and Delivery; Enforceability.  Accurexa has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement (the “Transactions”).  The execution and delivery by Accurexa of this Agreement and the consummation of the Transactions have been duly authorized and approved by its Board of Directors and no other corporate proceedings on the part of any of them are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against Accurexa in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.3.

No Conflicts; Consents.  The execution and delivery by Accurexa of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company under, any provision of (i) the Constituent Instruments of   Accurexa , (ii) any material Contract to which the Accurexa is a party or by which any of its respective properties or assets is bound or (iii) any material judgment, order or decree or material Law applicable to Accurexa and each of its respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on any of them.

2.4.

Compliance with Applicable Laws.  Accurexa has conducted its business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company .

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES BY CNM

CNM represents and warrants as follows to Accurexa .

3.1.

Organization; Authority.  CNM is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by CNM of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action, on the part of CNM.  This Agreement has been duly executed by CNM, and when delivered by CNM in accordance with the terms hereof, will constitute the valid and legally binding obligation of the CNM, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.2.

Knowledge and Experience. CNM has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of sublicensing the UCSF License. CNM has reviewed copies of such documents and other information as CNM has deemed necessary in order to make an informed decision with respect to its sublicensing of the UCSF License.

ARTICLE 4.
MISCELLANEOUS

4.1.

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2.

Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof.  This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

4.3.

Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by Accurexa and CNM holding.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

4.4.

Termination.  This Agreement may be terminated by both Accurexa or CNM upon thirty (30) days written notice to the other.  However, CNM’s assumption of all obligations that arise from the promissory note in the amount of $200,000 and at an interest rate of 5.00% per annum that was issued to the Lim Development Group by Accurexa on January 12, 2015, shall survive any termination.

4.5.

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

4.6.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

4.7.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.8.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Republic of the Marshall Islands, without regard to the principles of conflicts of law thereof.

4.9.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

4.10.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Sublicense Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCUREXA INC.

By:

/s/ Bryan Lee

Name: Bryan Lee

Title: President & CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

CNM SIGNATURE PAGE FOLLOWS]

-

IN WITNESS WHEREOF, the parties hereto have caused this Sublicense Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CNMRGS INC.

By:

/s/ Steffen Werner

Name: Steffen Werner

Title: Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]